UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2014 (May 9, 2014)

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Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	I.R.S. Employer Identification No.

1-5324	NORTHEAST UTILITIES (a Massachusetts voluntary association) One Federal Street, Building 111-4 Springfield, Massachusetts 01105 Telephone number: (413) 785-5871	04-2147929
0-00404	THE CONNECTICUT LIGHT AND POWER COMPANY (a Connecticut corporation) 107 Selden Street Berlin, Connecticut 06037-1616 Telephone: (860) 665-5000	06-0303850

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7

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Regulation FD

Item 7.01.

Regulation FD Disclosure.

On May 9, 2014, The Connecticut Light and Power Company (“CL&P”), a subsidiary of Northeast Utilities (“NU”), issued a news release announcing that it had filed a Letter of Intent with the Connecticut Public Utilities Regulatory Authority indicating that it intends to file an application on or about June 9, 2014, to change its base rates effective December 1, 2014.  CL&P is required to file this application pursuant to the comprehensive settlement agreement reached by NU and NSTAR with both the Connecticut Attorney General and the Connecticut Office of Consumer Counsel on March 13, 2012, related to the merger of NU and NSTAR.  A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference thereto.

A copy of CL&P’s Letter of Intent is available at the following link:

http://www.dpuc.state.ct.us/dockcurr.nsf/8e6fc37a54110e3e852576190052b64d/6f3abe72e14877ae85257cd3004cea81/$FILE/LOI%20May%209.2014.pdf

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any registration statement filed by NU or CL&P under the Securities Act of 1933, as amended, unless specified otherwise.

For further information, please see NU’s and CL&P’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Financial Condition and Business Analysis – Regulatory Developments and Rate Matters.”

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
99.1	News Release of The Connecticut Light and Power Company, dated May 9, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES THE CONNECTICUT LIGHT AND POWER COMPANY (Registrants)
May 9, 2014	By: /S/ GREGORY B. BUTLER Gregory B. Butler Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release of The Connecticut Light and Power Company, dated May 9, 2014.